REPORT OF INDEPENDENT CERTIFIED
 PUBLIC ACCOUNTANTS
ON INTERNAL CONTROL STRUCTURE
The Board of Trustees
Professionally Managed Portfolios
New York, New York
In planning and performing our audits of the
financial statements of the RCB Growth & Income
Fund and RCB Small Cap Fund, each a series of shares
of Professionally Managed Portfolios, for the period
ended June 30, 2000, we considered their internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the
 purpose of expressing our opinion on the financial
statements and to comply with the requirements of Form
N-SAR, not to provide assurance on the internal control
structure.
The management of the Funds is responsible for
 establishing and maintaining an internal control structure.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and
procedures.   Two of the objectives of an internal control
structure are to provide management with reasonable, but
 not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally
accepted accounting principles.
Because of inherent limitations in any internal control
 structure, errors or irregularities may occur and not be
detected.   Also, projection of any evaluation of the
structure to future periods is subject to the risk that
 it may become inadequate because of changes in
conditions or that the effectiveness of the design and
operation may deteriorate.
Our consideration of the internal control structure
would not necessarily disclose all matters in the internal
 control structure that might be material weaknesses under standards established by the American Institute of Certified
Public Accountants.   A material weakness is a condition
 in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts
 that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of
performing their assigned functions.   However, we noted
no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of June 30, 2000.
This report is intended solely for the information and
 use of management and the Securities and Exchange
Commission, and should not be used for any other purpose.
                                        TAIT, WELLER AND BAKER
Philadelphia, Pennsylvania
August 4, 2000